Exhibit 4.2

CHESAPEAKE ENERGY CORPORATION

as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO

as Subsidiary Guarantors,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated April 24, 2014

to

Indenture dated as of April 24, 2014

$1,500,000,000

Floating Rate Senior Notes due 2019

THIS FIRST SUPPLEMENTAL INDENTURE dated as of April 24, 2014 (this “Supplemental Indenture”), is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), the Subsidiary Guarantors party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”). Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Base Indenture (as defined below).

RECITALS:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of April 24, 2014 (the “Base Indenture,” as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its debentures, notes, bonds and other evidences of indebtedness, issued and to be issued in one or more series unlimited as to principal amount (the “Securities”), and the guarantee by each Subsidiary Guarantor of each such series of such Securities (the “Guarantee”);

WHEREAS, the Company has duly authorized and desires to cause to be issued pursuant to the Indenture a new series of Securities designated the Floating Rate Senior Notes due 2019 (the “Notes”), all of such Notes to be guaranteed by the Subsidiary Guarantors as provided in Article Ten of the Base Indenture;

WHEREAS, the Company desires to cause the issuance of the Notes pursuant to Sections 2.01 and 2.03 of the Base Indenture, which sections permit the execution of supplemental indentures thereto to establish the form and terms of Securities of any series;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Company and the Subsidiary Guarantors have requested that the Trustee join in the execution of this Supplemental Indenture to establish the form and terms of the Notes;

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and under the Base Indenture by or on behalf of the Trustee and duly issued by the Company, and the Guarantee of the Subsidiary Guarantors, when the Notes are duly issued by the Company, the legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, and to make this Supplemental Indenture a legal, valid and binding agreement of the Company and the Subsidiary Guarantors enforceable in accordance with its terms.

NOW THEREFORE, for and in consideration of the premises, the Company, the Subsidiary Guarantors and the Trustee hereby agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, that the following provisions shall supplement the Base Indenture:

ARTICLE 1

THE NOTES

Section 1.1 Form.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Supplemental Indenture (the “Form of Note”). The terms and provisions contained in the Form of Note shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 1.2 Title, Issuance.

(a) The Notes shall be entitled the “Floating Rate Senior Notes due 2019”. The Notes shall be issued initially in the form of one or more Global Securities in definitive, fully registered form and shall be deposited on behalf of the purchasers of the Notes with the Trustee, at the Corporate Trust Office, as custodian for The Depository Trust Company, which is hereby appointed Depositary for the Global Securities (the “Depositary”). The Notes shall be registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Except as provided in Section 2.13 of the Indenture, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Notes. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(c) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.13 of the Base Indenture and the rules and procedures of the Depositary therefor.

Section 1.3 Amount, Authentication.

The Trustee shall authenticate and deliver (i) on the date hereof (the “Issue Date”), $1,500,000,000 in aggregate principal amount of the Notes and (ii) from time to time after the Issue Date, additional Notes (“Additional Notes”) in such principal amounts as may be specified in a Company Order described in this Section 1.3, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.05 of the Base Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the name or names of the initial Holder or Holders.

Section 1.4 Registrar and Paying Agent; Calculation Agent.

(a) The Company confirms the appointment of the Trustee as Registrar and Paying Agent with respect to the Notes pursuant to Section 2.06 of the Base Indenture.

(b) The Company initially appoints the Trustee as Calculation Agent (as defined in the Form of Note) with respect to the Notes.

(c) The Company may remove, appoint and change any Paying Agent, Registrar or Calculation Agent without notice to the Holders, but with written notice to the Trustee.

Section 1.5 Guarantee of the Notes.

In accordance with Article Ten of the Base Indenture, the Notes will be fully, unconditionally and absolutely guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors.

Section 1.6 Defeasance and Discharge.

(a) The Notes shall be subject to satisfaction and discharge and to both Legal Defeasance and Covenant Defeasance as contemplated by Articles Eight and Twelve of the Base Indenture.

(b) If the Company effects a Legal Defeasance or Covenant Defeasance or exercises its rights of satisfaction and discharge pursuant to Article Twelve of the Base Indenture, the amount of money or U.S. Government Securities that must be irrevocably deposited with the Trustee shall be determined by the Company by assuming that the interest rate in effect on the date such deposit is made would be the applicable interest rate in effect through the Maturity Date or redemption date, as applicable, regardless of any change in LIBOR after such date.

Section 1.7 Redemption.

(a) The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

(b) Except as set forth in the next sentence and in paragraph 4 of the Form of Note, the Company shall not be entitled to redeem the Notes prior to April 15, 2015. At any time prior to April 15, 2015, the Company will be entitled at its option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Premium (as defined in the Form of Note) as of, and accrued and unpaid interest, if any, to the redemption date in accordance with paragraph 4 of the Form of Note.

(c) At any time on or after April 15, 2015, the Company may redeem the Notes, in whole or in part, at its option, at the redemption prices set forth in paragraph 5 of the Form of Note, plus accrued and unpaid interest, if any, to the redemption date in accordance with paragraph 5 of the Form of Note.

(d) The Trustee shall have no responsibility or obligation whatsoever to calculate the Make-Whole Premium in connection with any redemption hereunder. Such responsibility shall be solely that of the Company.

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.1 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

Section 2.2 Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE NOTES AND THE GUARANTEES.

Section 2.3 Severability.

In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4 Confirmation of Indenture.

(a) The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. This Supplemental Indenture shall be deemed to be part of the Base Indenture in the manner and to the extent herein and therein provided.

(b) The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company or the Subsidiary Guarantors by action or otherwise, (iii) the due execution hereof by the Company and the Subsidiary Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY: CHESAPEAKE ENERGY CORPORATION

By:	/s/ Elliot J. Chambers
Name:	Elliot J. Chambers
Title:	Vice President and Treasurer

Signature Page to First Supplemental Indenture

SUBSIDIARY GUARANTORS:

ARKANSAS MIDSTREAM GAS SERVICES CORP.

CHESAPEAKE ENERGY LOUISIANA CORPORATION

CHESAPEAKE ENERGY MARKETING, INC.

CHESAPEAKE E&P HOLDING CORPORATION

CHESAPEAKE NG VENTURES CORPORATION

CHESAPEAKE OPERATING, INC.

CHK ENERGY HOLDINGS, INC.

SPARKS DRIVE SWD, INC.

WINTER MOON ENERGY CORPORATION

AMGS, L.L.C.

ATRIUM TOWERS, L.L.C.

CHESAPEAKE AEZ EXPLORATION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.

CHESAPEAKE EQUIPMENT FINANCE, L.L.C.

CHESAPEAKE EXPLORATION, L.L.C.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.

CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,

CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.,

CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.,

CHESAPEAKE PLAZA, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.

CHESAPEAKE VRT, L.L.C.

CHESAPEAKE WEST TEXAS GATHERING, L.L.C.

EMLP, L.L.C.

CHK-MAC, L.L.C.

CHK UTICA PREFERRED HOLDINGS, L.L.C.

EMPRESS, L.L.C.

GSF, L.L.C.

MC LOUISIANA MINERALS, L.L.C.

MC MINERAL COMPANY, L.L.C.

MIDCON COMPRESSION, L.L.C.

NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.

CHESAPEAKE LOUISIANA, L.P.

By: Chesapeake Operating, Inc., its General Partner
EMPRESS LOUISIANA PROPERTIES, L.P.
By: EMLP, L.L.C., its General Partner

By:	/s/ Elliot J. Chambers
Name:	Elliot J. Chambers
Title:	Vice President and Treasurer

Signature Page to First Supplemental Indenture

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

	By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

	By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

Signature Page to First Supplemental Indenture

Exhibit A

FORM OF NOTE

[FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]1

[1]	To be included in a Global Security

Certificate No.	CUSIP NO. 165167 CM7
$	ISIN NO. US165167CM77

Floating Rate Senior Notes due 2019

Chesapeake Energy Corporation, an Oklahoma corporation, promises to pay to                     , or registered assigns, the principal sum of                              Dollars on April 15, 2019.

Interest Payment Dates: January 15, April 15, July 15 and October 15 (commencing July 15, 20142)

Record Dates: January 1, April 1, July 1 and October 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CHESAPEAKE ENERGY CORPORATION

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS As Trustee

Date:	By:
Authorized Signatory

[2]	Or such later date as is appropriate in the case of Additional Notes.

[REVERSE SIDE OF NOTE]

Floating Rate Senior Note due 2019

1.	Interest

Chesapeake Energy Corporation, an Oklahoma corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at a rate per annum as determined below. The Note will bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 3.25% as determined by the Calculation Agent. Interest on the Note will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 20143, to the Holders of record of the Note at the close of business on January 1, April 1, July 1 and October 1 preceding such Interest Payment Date. Interest on the Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 24, 20144.

The amount of interest for each day that the Note is outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the outstanding principal amount of the Note on such day. The amount of interest to be paid on this Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the written request of any Holder, provide the interest rate then in effect with respect to the Note. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the Holders of the Note.

For the purposes of this paragraph 1, the following terms shall have the meanings indicated:

“Calculation Agent” means a financial institution appointed by the Company to calculate the interest payable on the Notes in respect of each Interest Period. Pursuant to the Indenture (as hereinafter defined), the Company has initially appointed the Trustee as Calculation Agent.

[3]	Or such later date as is appropriate in the case of Additional Notes.
[4]	Or such later date as is appropriate in the case of Additional Notes.

“Determination Date” means, with respect to an Interest Period, the second London Banking Day preceding the first day of such Interest Period.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include April 24, 2014 with respect to the Note and end on and include July 14, 2014.

“LIBOR” means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Page LIBOR 01 as of 11:00 a.m., London time, on the Determination Date. If Reuters Page LIBOR 01 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits of a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Reuters Page LIBOR 01” means the display page so designated on the Reuters service or equivalent information reporting service or any successor service (or such successor display page, other published source, information vendor or provider).

“Stated Maturity”, when used with respect to any installment of interest thereon, means the date specified in such Note as the fixed date on which such installment of interest is due and payable.

2.	Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1, April 1, July 1 or October 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

If any Interest Payment Date, Maturity Date or redemption date falls on a day that is not a Business Day, the applicable payment to be made on such date will be made on the next Business Day with the same force and effect as if made on the relevant Interest Payment Date, Maturity Date or redemption date. No interest will accrue on such payment for the period from and after the applicable Interest Payment Date, Maturity Date or redemption date.

3.	Indenture

The Company issued the Notes under an Indenture dated as of April 24, 2014, among the Company, the Subsidiary Guarantors and the Trustee, as supplemented by that First Supplemental Indenture dated as of April 24, 2014, among the Company, the Subsidiary Guarantors and the Trustee (as so supplemented, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled to issue Additional Notes pursuant to Section 2.03 of the Indenture. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single series for all purposes under the Indenture.

4.	Make-Whole Redemption

Except as set forth below, the Company shall not be entitled to redeem the Notes prior to April 15, 2015.

At any time prior to April 15, 2015, the Company shall be entitled at its option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). Any redemption pursuant to this paragraph 4 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.02 through 3.07 of the Indenture.

The Trustee shall have no responsibility or obligation whatsoever to calculate the Make-Whole Premium in connection with any redemption hereunder. Such responsibility shall be solely that of the Company.

For the purposes of this paragraph 4, the following terms shall have the meaning indicated:

“Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published Federal Reserve Statistical Release H.15 (519) or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or, if such release (or any successor release) is not published, any publicly available source of similar market data) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), calculated on the third Business Day immediately preceding the redemption date, plus 50 basis points.

“Comparable Treasury Issue” means the United States Treasury security selected by the Company as having a maturity comparable to the remaining term of the Notes from the redemption date to April 15, 2015 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to April 15, 2015.

“Make-Whole Premium” means with respect to a Note at any redemption date, the excess of (i) the present value at such redemption date of (A) the redemption price of such Note on April 15, 2015 (such redemption price being described in paragraph 5 below) exclusive of any accrued interest plus (B) all required remaining scheduled interest payments due on such Note through April 15, 2015 (but excluding accrued and unpaid interest to the redemption date), such interest payments to be determined in accordance with the Indenture assuming that LIBOR in effect on the date of the applicable redemption notice would be the applicable LIBOR in effect through April 15, 2015, regardless of any change in LIBOR after the date of the applicable redemption notice, computed using a discount rate equal to the Adjusted Treasury Rate, over (ii) the principal amount of such Note on such redemption date.

5.	Optional Redemption

At any time on or after April 15, 2015, the Company may redeem the Notes, in whole or in part, at its option, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period (or, in the case of the period commencing April 15, 2016, such 12-month period and thereafter) commencing on April 15 of the years set forth below:

Year	Percentage
2015	101.000%
2016 and thereafter	100.000%

Any redemption pursuant to this paragraph 5 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.02 through 3.07 of the Indenture.

6.	Notice of Redemption

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail (or otherwise give such notice in accordance with the Base Indenture) to each Holder of Notes to be redeemed at such Holder’s registered address. If less than all of the Notes are redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis or by lot, in each case, in accordance with the procedures of the Depositary, or, if the Notes are listed on any securities exchange, by any other method that complies with the requirements of such exchange; provided, however, that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Unless the Company defaults in payment of the applicable redemption price, interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment.

7.	Net Proceeds Offer

In the event of certain Sale/Leaseback Transactions, the Company may be required to make a Net Proceeds Offer to purchase all or any portion of each Holder’s Notes, at 100% of the principal amount thereof, plus accrued and unpaid interest to the Net Proceeds Payment Date.

8.	Restrictive Covenants

The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell and lease back certain of its properties or assets and the ability of the Company or the Subsidiaries to incur encumbrances securing funded debt against certain property, all subject to certain limitations described in the Indenture.

9.	Ranking and Guarantees

The Notes are general senior unsecured obligations of the Company. The Company’s obligation to pay principal, premium, if any, and interest with respect to the Notes is unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

10.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an Interest Payment Date.

11.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment, Supplement, Waiver

The amendment, supplement and waiver provisions are set forth in the Indenture. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority of the outstanding principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder in any material respect.

15.	Successor Obligor

When a successor obligor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor obligor shall be released from those obligations.

16.	Defaults and Remedies

The defaults, events of default and remedies provisions are set forth in the Indenture. An Event of Default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Notes; default by the Company or any Subsidiary Guarantor in payment of principal of, or premium, if any, on the Notes; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption or repurchase payment when due and payable; defaults resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

17.	Trustee Dealings with Company and Subsidiary Guarantors

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

19.	Authentication

This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

20.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

21.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company shall cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE NOTES.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, OK 73118

Attention: Treasurer

NOTATION OF GUARANTEE

The Subsidiary Guarantors (which term includes any successor Persons under the Indenture), have fully, unconditionally and absolutely guaranteed on a senior basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.

The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article Ten of the Base Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

(signature page follows)

SUBSIDIARY GUARANTORS:

ARKANSAS MIDSTREAM GAS SERVICES CORP.

CHESAPEAKE ENERGY LOUISIANA CORPORATION

CHESAPEAKE ENERGY MARKETING, INC.

CHESAPEAKE E&P HOLDING CORPORATION

CHESAPEAKE NG VENTURES CORPORATION

CHESAPEAKE OPERATING, INC.

CHK ENERGY HOLDINGS, INC.

SPARKS DRIVE SWD, INC.

WINTER MOON ENERGY CORPORATION

AMGS, L.L.C.

ATRIUM TOWERS, L.L.C.

CHESAPEAKE AEZ EXPLORATION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.

CHESAPEAKE EQUIPMENT FINANCE, L.L.C.

CHESAPEAKE EXPLORATION, L.L.C.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.

CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,

CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.,

CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.,

CHESAPEAKE PLAZA, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.

CHESAPEAKE VRT, L.L.C.

CHESAPEAKE WEST TEXAS GATHERING, L.L.C.

EMLP, L.L.C.

CHK-MAC, L.L.C.

CHK UTICA PREFERRED HOLDINGS, L.L.C.

EMPRESS, L.L.C.

GSF, L.L.C.

MC LOUISIANA MINERALS, L.L.C.

MC MINERAL COMPANY, L.L.C.

MIDCON COMPRESSION, L.L.C.

NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.

CHESAPEAKE LOUISIANA, L.P.

By: Chesapeake Operating, Inc., its General Partner
EMPRESS LOUISIANA PROPERTIES, L.P.
By: EMLP, L.L.C., its General Partner

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
Signature must be guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.